UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2011

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2011, Bay Banks of Virginia, Inc. (the “Company”), the parent company of Bank of Lancaster (the “Bank”) and Bay Trust Company, announced the appointment of Deborah M. Evans as Chief Financial Officer of the Company. The Board of Directors of the Company approved Ms. Evans’ appointment on December 14, 2011. Since 2005, Ms. Evans has served as Treasurer and Principal Financial and Accounting Officer of the Company. Ms. Evans joined the Bank in 1999 and over the last twelve years has served as Regulatory Accountant, Assistant Cashier, Cashier and Chief Financial Officer. She holds a Bachelor of Science Degree in Mechanical Engineering from General Motors Institute, now Kettering University, and a Masters Degree in Business Administration from Yale University. She also completed the Graduate School of Banking program at Colorado and the Virginia Bankers Association Leadership Institute. Ms. Evans is not a party to any agreement that would be required to be disclosed in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Randal R. Greene
Randal R. Greene
President and Chief Executive Officer

December 16, 2011